EXHIBIT 99.1

Certification of Periodic Financial Report Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

We, the undersigned, do each hereby certify that, to the best of our knowledge, the Annual Report on Form 11-K of Ambac Financial Group, Inc. Savings Incentive Plan (the “Plan”) of Ambac Financial Group, Inc. (“Ambac”) for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) that the information contained in the Report fairly presents, in all material respects, the net assets available for plan benefits and the changes in net assets available for plan benefits of the Plan.

/s/ Gregg L. Bienstock

Name: Gregg L. Bienstock, Esq.

Title: Managing Director, Human

Resources of Ambac, issuer of the

securities held pursuant to the Plan and

Plan Administrator

/s/ Thomas J. Gandolfo

Name: Thomas J. Gandolfo

Title: Senior Vice President and Chief

Financial Officer of Ambac, issuer of the

securities held pursuant to the Plan and

member of the Plan Administration

Committee

Date: June 30, 2003

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Ambac and will be retained by Ambac and furnished to the Securities and Exchange Commission or its staff upon request.

2